Exhibit 10.11

[Translation from Hebrew]

Management Fee Agreement

Entered into and signed in Ramat Gan on February 17, 2010

By and among::	D. Medical Industries Ltd.
Public Company No. 520041955
7 Jabutinsky St., Ramat Gan
	(hereinafter: “D Medical”)	On the first side

And	Nilimedix Ltd.
Private Company No. 513229708

(hereinafter: [“Nilimedix”]

On the second side

Whereas	Some of D Medical’s employees extend during their current employment certain management services to Nilimedix (hereinafter “Management Services”);

and Whereas	Nilimedix is interested in receiving from D Medical’s abovementioned employees the Management Services;

and Whereas	D Medical declares that it has the human resources, the knowledge, the experience, the qualifications and the professional ability in order to extend to Nilimedix the Management Services;

and Whereas	D Medical and Nilimedix desire to determine the payment for the Management Services;

Now therefore, the parties agree as follows:

1.	Preamble and Interpretation

1.1.	The preamble to this agreement constitute an integral part hereof and shall be read in conjunction with its other provisions.

1.2.	The headings of the sections in this agreement are for convenience only and shall not be given any weight for the purpose of interpretation.

1.3.	No change, amendment, addition or deletion shall be valid after signing of this agreement unless made in writing and signed by all parties.

1.4.	No provision of this agreement derogates from any other provision of this agreement, rather to add thereon, unless otherwise provided in this agreement.

1.5.	Any provision or expression in singular shall refer to plural also and vice versa and any masculine shall include feminine and vice versa and referring to a person shall include an entity also and vice versa.

1.6.	All exhibits to this agreement shall constitute and integral part hereof.

2.	D Medical’s Representations

Upon signing this agreement, D Medical represents as follows:

2.1.	This agreement and the execution of D Medical’s undertakings do not constitute a breach or are inconsistent with D Medical’s articles of association, any agreement which D Medical is a party, and/or to any obligation by D Medical, whether by an agreement or by law, and there is no legal or any other prevention to its engagement in this agreement and to the execution of its undertaking according to this agreement.

2.2.	D Medical has the human resources, the ability, the skill and the experience required, and it has all means, financial and others, in order to execute its undertakings according to this agreement.

3.	Nilimedix Representations

Upon signing this agreement, Nilimedix represents as follows:

3.1.	This agreement and execution of Nilimedix undertakings do not constitute a breach or inconsistent with Nilimedix’ articles of association, an agreement which Nilimedix is a party, and/or to any obligation by Nilimedix, whether by an agreement or by law, and there is no legal or any other prevention to its engagement in this agreement and to the execution of its undertaking according to this agreement.

3.2.	Nilimedix has all means, financial and others, in order to execute its undertakings according to this agreement.

4.	Providing Management Services

4.1.	As of November 1, 2009, (hereinafter: “Commencement Date of Providing Services”) D Medical provided and will provide to Nilimedix the Management Services. D Medical is providing and will provide the Management Services in dedication and efficiency and in a professional manner. Without derogating form the generality of the aforesaid, the Management Services shall include, among others:

4.1.1.	Management Services through the chief executive officer of D Medical;

4.1.2.	Financial services through the chief financial officer of D Medical;

4.1.3.	Business development services through the business development officer of D Medical;

4.1.4.	Office space to the abovementioned employees in D Medical’s offices in Ramat Gan;

4.1.5.	Participation in current expenses and ancillary services.

5.	The Consideration

5.1.	As Consideration for the Management Services extended by D Medical to Nilimedix, Nilimedix is paying to D Medical, as of the Commencement Date of Providing Services a monthly consideration in the sum of NIS 130,000 , plus VAT as applicable by law (hereinafter: “Management Fees”).

5.2.	The payment for the Management Services shall be made against written evidence as required by law for the payment, plus VAT by law, if and to the extent that VAT will be charged on the Management Services.

5.3.	The consideration shall be paid to D Medical once every month, not later than the 9th day of every month, for Management Services provided by D Medical to Nilimedix in the previous month.

6.	The Term of the Agreement

6.1.	This agreement shall be effective as of the Commencement Date of Providing Services and shall remain in force for an unlimited period.

6.2.	Each party may terminate this agreement by furnishing a written notice to the other party, subject to a 90 days prior written notice.

7.	Approvals

Each party to this agreement undertakes to receive all required approvals according to any law for the purpose of engaging in this agreement.

8.	Nature of Relations of D Medical and Nilimedix

D Medical is an independent contractor for executing its obligations according to this agreement, and no employee-employer relations are or will exist between the parties and/or between Nilimedix and/or on its behalf, and D Medical and/or on its behalf, and the provisions of this agreement do not constitute employee-employer relations by any means between D Medical and/or any of its employees and Nilimedix and/or any of its employees.

9.	Notices

9.1.	Notice that will be delivered according to the parties’ addresses as detailed in the preamble to this agreement in registered mail shall be considered as received by the addressee within 72 hours from its sending. If such notice is delivered by hand, it will be considered as received on the date of delivery.

9.2.	Each party may change its address for the purpose of this agreement to another address in Israel by a written notice which shall be delivered to the other party in the said address.

9.3.	It is agreed that this Agreement shall be governed by laws of the State of Israel. The parties agree that any dispute arising under or in relation to this agreement shall be resolved exclusively by the competent court in Tel Aviv-Jaffa.

IN WITNESS WHEREOF, each of the Parties has signed this agreement as of the date first hereinabove set forth.

[signature]	[signature]
D. Medical Industries Ltd.	Nilimedix Ltd.